UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 27, 2006
Builders FirstSource, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569
(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
(Address of Principal Executive Offices, Including Zip Code)
(214) 880-3500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
          (b) On February 27, 2006, JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), and Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“Warburg”), each acquired fifty percent (50%) of the limited liability company interests of Building Products, LLC (“Building Products”), the majority stockholder of the Corporation, from JLL Partners Fund II, L.P. (“JLL Fund II”), JLL Partners Fund III, L.P. (“JLL Fund III”), and Mr. Marvin Schwartz pursuant to the Securities Purchase Agreement by and among JLL Fund V, Warburg, Building Products, and the members of Building Products, dated as of February 2, 2006 (the “Purchase Agreement”). In connection with the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), which occurred on February 27, 2006:
•	The size of the Board of Directors (the “Board”) of Builders FirstSource, Inc. (the “Corporation”) was increased to nine members effective upon the Closing;

•	Alexander R. Castaldi tendered his resignation as a member of the Board and as the Chairman of the Audit Committee of the Board, subject to and effective upon the Closing.

•	Floyd F. Sherman was elected as a Class II member of the Board, after resigning as a Class III member of the Board, subject to and effective upon the Closing.
The Board also filled the resulting vacancies as described in Item (d) below.
          (d) On February 27, 2006, subject to and effective upon the Closing, the Board increased the size of the Board from 7 members to 9 members and appointed:
•	Mr. Michael Graff to our Board as a Class I Director, to hold office until the 2006 annual meeting of the Company’s stockholders or until his successor has been duly elected or qualified;

•	Mr. Floyd F. Sherman to our Board as a Class II Director, to hold office until the 2007 annual meeting of the Company’s stockholders or until his successor has been duly elected or qualified; and

•	Mr. Kevin J. Kruse to our Board as a Class II Director, to hold office until the 2007 annual meeting of the Company’s stockholders or until his successor has been duly elected or qualified; and

•	Mr. David A. Barr to our Board as a Class III Director, to hold office until the 2008 annual meeting of the Company’s stockholders or until his successor has been duly elected or qualified.
          Mr. Brett N. Milgrim, currently a member of the Board, will serve as a member of the Audit Committee (“Audit Committee”) of the Board, replacing Mr. Castaldi, subject to and effective upon the Closing. Mr. Robert C. Griffin, currently a member of the Audit Committee, has been appointed Chairman of the Audit Committee, subject to and effective upon Closing.

          Pursuant to the Amended and Restated Limited Liability Company Agreement of Building Products, dated as of February 27, 2006, by and among JLL Fund V, Warburg and Building Products, Building Products has agreed to use commercially reasonable efforts to cause the Board to include at least six directors selected by Building Products, which will include an equal number of such directors selected by JLL Fund V and Warburg, subject to adjustment in the event that the relative ownership of Building Products by each of JLL Fund V and Warburg shall change. In accordance with that agreement, Messrs. Graff, Kruse and Barr were selected by Warburg to be appointed to the Board.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

          Dated: February 28, 2006